Exhibit 10.2

ICO, Inc.
 FY 2008 Annual Incentive Bonus Plan Matrix- Business Unit Presidents

These three pages constitute the FY 2008 Annual Incentive Bonus Plans for the following four individuals: (1) Donald Eric Parsons,
President – ICO Polymers North American (“IPNA”); (2) Stephen E. Barkmann, President – Bayshore Industrial (“Bayshore”);
 (3) Derek R. Bristow – President, ICO Europe (“Europe”); and (4) Dario E. Masutti, President – ICO Asia Pacific (“Asia Pacific”).

		Pay-out as a percentage of base salary
Measurement	Weighting	0%	50%	100%
Operating Income	20%	See Operating Income Targets	See Operating Income Targets	See Operating Income Targets
Business Unit ROIC	20%	See ROIC Targets	See ROIC Targets	See ROIC Targets
Business Unit Investment turnover	15%	*	*	*
ICO, Inc. consolidated ROE	25%	*	*	*
Subjective/Qualitative factors	20%	As recommended by CEO, and determined & approved by the Compensation Committee	As recommended by CEO, and determined & approved by the Compensation Committee	As recommended by CEO, and determined & approved by the Compensation Committee

Measurement definitions

Operating Income  – Earnings before interest and taxes.  *
ROIC – Annual Operating Income dividend by Invested Capital Base.  Invested Capital Base defined as average total assets minus all intercompany loans (including intercompany accounts receivables and payables) investment in affiliates, and goodwill, minus  current liabilities, excluding funded debt (i.e. interest bearing debt).  The average Invested Capital base shall be calculated using the previous thirteen points of month-end data.
Investment turnover– Trailing twelve months revenue dividend by the average Invested Capital Base for the previous thirteen month-end periods.  Note that Investment turnover calculation will include intercompany revenues, receivables and payables.
ROE  – Net income from continuing operations divided by Stockholders’ equity, less the liquidation preference of Convertible Preferred Stock.  For purposes of this calculation, Stockholders’ equity and liquidation preference balances shall be averaged using the  previous four (4) quarter-end balances, plus the year-end balance (i.e. the previous year end balance plus the four quarter-end balances, plus the year-end balance (i.e. the previous year end balance plus the four quarter-end balances of fiscal year 2008).

Computational Note
For each measurement the bonus amount payable is calculated as the result achieved for each measurement (i.e. the 0%, 50% or 100% pay-out) times the weighting and multiplied by the relevant Business Unit President’s base salary. Results for each measurement falling between the targeted amounts adjust the pay-out targets by interpolating the percentage of: (i) the resulted achieved minus the lower threshold divided by, (ii) the difference between the higher and lower target, multiplied by (iii) the higher pay-out target percentage.
Additional Provisions
A Business Unit President will not be entitled to a bonus under this Plan, or otherwise with respect to FY 2008, if, prior October 1, 2008, (a) he resigns from employment with the Company, or (b) he is terminated from employment for “Cause.” Termination for “Cause” shall mean termination for “Cause” as defined in the employment agreement (if any) between the Company or its subsidiary and the Business Unit President, and also shall mean termination of the Business Unit President as a result of the Business Unit President’s violation of any provision of the Company’s Code of Business Ethics.

*  Indicates redacted text.

ICO, Inc.
FY 2008 Annual Incentive Bonus Plan Matrix- Business Unit Presidents
FY 2008 Operating Income Targets

Pay-out as a percentage of base salary
Business Unit	0%	50%	100%
IPNA (*)	*	*	*
Bayshore	*	*	*
Europe	*	*	*
Asia Pacific	*	*	*

*  Indicates redacted text.

ICO, Inc.
FY 2008 Annual Incentive Bonus Plan Matrix- Business Unit Presidents
FY 2008 ROIC Targets

Pay-out as a percentage of base salary
Business Unit	0%	50%	100%
IPNA (*)	*	*	*
Bayshore	*	*	*
Europe	*	*	*
Asia Pacific	*	*	*

*  Indicates redacted text.